                                                                     Exhibit 2.2

                                                                  EXECUTION COPY






                   GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT



                                     BETWEEN



                                  ADAPTEC, INC.


                                       AND


                                   ROXIO, INC.




                                   MAY 5, 2001

                                                 TABLE OF CONTENTS

                                                                                                                   PAGE

         ARTICLE I CONTRIBUTION AND ASSUMPTION........................................................................1

      Section 1.1         Contribution of Assets and Assumption of Liabilities........................................1
      Section 1.2         Roxio Assets................................................................................2
      Section 1.3         Roxio Liabilities...........................................................................3
      Section 1.4         Methods of Transfer and Assumption..........................................................5
      Section 1.5         Governmental Approvals and Consents for Transfer of Roxio Assets............................6
      Section 1.6         Nonrecurring Costs and Expenses.............................................................7
      Section 1.7         Novation of Assumed Roxio Liabilities.......................................................7

         ARTICLE II LITIGATION........................................................................................8

      Section 2.1         Allocation..................................................................................8
      Section 2.2         Cooperation.................................................................................9

         ARTICLE III DISPUTE RESOLUTION...............................................................................9

      Section 3.1         Negotiation.................................................................................9
      Section 3.2         Proceedings................................................................................10
      Section 3.3         Continuity of Service and Performance......................................................10

         ARTICLE IV MISCELLANEOUS....................................................................................10

      Section 4.1         Limitation of Liability....................................................................10
      Section 4.2         Entire Agreement...........................................................................10
      Section 4.3         Governing Law..............................................................................10
      Section 4.4         Notices....................................................................................11
      Section 4.5         Counterparts...............................................................................12
      Section 4.6         Binding Effect; Assignment.................................................................12
      Section 4.7         Severability...............................................................................12
      Section 4.8         Waiver of Breach...........................................................................12
      Section 4.9         Amendment and Execution....................................................................13
      Section 4.10        Authority..................................................................................13
      Section 4.11        Descriptive Headings.......................................................................13
      Section 4.12        Gender and Number..........................................................................13
      Section 4.13        Additional Assurances......................................................................13
      Section 4.14        Force Majeure..............................................................................14
      Section 4.15        Conflicting Agreements.....................................................................14

         ARTICLE V DEFINITIONS.......................................................................................14

      Section 5.1         Action.....................................................................................14
      Section 5.2         Adaptec Group..............................................................................14
      Section 5.3         Ancillary Agreement........................................................................14
      Section 5.4         Assets.....................................................................................14
      Section 5.5         Consents...................................................................................16


                                                                                                                   PAGE

      Section 5.6         Contracts..................................................................................16
      Section 5.7         Disputes...................................................................................16
      Section 5.8         Distribution...............................................................................16
      Section 5.9         Distribution Date..........................................................................16
      Section 5.10        Environmental Actions......................................................................16
      Section 5.11        Excluded Assets............................................................................16
      Section 5.12        Excluded Liabilities.......................................................................17
      Section 5.13        GAAP.......................................................................................17
      Section 5.14        Governmental Approvals.....................................................................17
      Section 5.15        Governmental Authority.....................................................................17
      Section 5.16        Indemnification and Insurance Matters Agreement............................................17
      Section 5.17        Insurance Policies.........................................................................17
      Section 5.18        Insured Roxio Liability....................................................................17
      Section 5.19        Intellectual Property......................................................................17
      Section 5.20        IPO........................................................................................18
      Section 5.21        Liabilities................................................................................18
      Section 5.22        Litigation Disclosure Letter...............................................................18
      Section 5.23        OFLs.......................................................................................18
      Section 5.24        Person.....................................................................................18
      Section 5.25        Roxio Assets...............................................................................19
      Section 5.26        Roxio Balance Sheet........................................................................19
      Section 5.27        Roxio Business.............................................................................19
      Section 5.28        Roxio Contingent Gain......................................................................19
      Section 5.29        Roxio Contingent Liability.................................................................19
      Section 5.30        Roxio Contracts............................................................................20
      Section 5.31        Roxio Group................................................................................21
      Section 5.32        Roxio Liabilities..........................................................................21
      Section 5.33        Security Interest..........................................................................21
      Section 5.34        Separation.................................................................................21
      Section 5.35        Separation Agreement.......................................................................21
      Section 5.36        Separation Date............................................................................21
      Section 5.37        Subsidiary.................................................................................21
      Section 5.38        Taxes......................................................................................21
      Section 5.39        Tax Sharing Agreement......................................................................21
      Section 5.40        Transferred Subsidiary.....................................................................22

                                    SCHEDULES



SCHEDULE 1.2(b)                     Excluded Assets
SCHEDULE 1.3(b)                     Excluded Liabilities

                  GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT


         This General Assignment and Assumption Agreement (this "AGREEMENT") is entered into on May 5, 2001 between Adaptec, Inc., a Delaware corporation ("ADAPTEC"), and Roxio, Inc., a Delaware corporation ("ROXIO"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in ARTICLE V hereof. Adaptec and Roxio are sometimes referred to herein collectively as the "party" or individually as the "parties."

                                    RECITALS

         WHEREAS, Adaptec hereby and by certain other instruments of even date herewith transfers or will transfer to Roxio effective as of the Separation Date, substantially all of the business and assets of the Roxio Business owned by Adaptec in accordance with the Separation Agreement. It is the intent of the parties hereto, by this Agreement and the other agreements and instruments provided for in the Separation Agreement, that Adaptec and its Subsidiaries convey to Roxio and its Subsidiaries substantially all of the business and assets of the Roxio Business.

         WHEREAS, it is further intended between the parties that Roxio assume certain of the liabilities related to the Roxio Business, as provided in this Agreement, the Separation Agreement or the other agreements and instruments provided for in the Separation Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                           CONTRIBUTION AND ASSUMPTION

         SECTION 1.1 CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES.

         (a) TRANSFER OF ASSETS. Effective on the Separation Date, Adaptec hereby assigns, transfers, conveys and delivers to Roxio, and Roxio hereby accepts from Adaptec, all of Adaptec's right, title and interest in all Roxio Assets; PROVIDED, HOWEVER, that any Roxio Assets that are specifically assigned or transferred pursuant to another Ancillary Agreement shall not be assigned or transferred pursuant to this SECTION 1.1(a).

         (b) ASSUMPTION OF LIABILITIES. Effective on the Separation Date,
Roxio hereby assumes and agrees faithfully to perform and fulfill, all the Roxio Liabilities, in accordance with their respective terms. Roxio shall be responsible for all Roxio Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or after the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any Roxio Liabilities arising out of claims made by Adaptec's or Roxio's respective directors, officers, consultants, independent contractors, employees or agents against any member of the Adaptec Group or the Roxio Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the Adaptec Group or the Roxio Group or any of their respective directors, officers, employees or agents.

         (c) MISALLOCATED ASSETS. In the event that at any time or from time to time (whether prior to or after the Separation Date), any party hereto (or any member of the Adaptec Group or Roxio Group) shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any other Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person entitled to such Asset.

         (d) INDEMNIFICATION Agreement. The assignment and assumption of liabilities described in this Section 1.1 is not intended to alter or supercede either parties' obligation, if any, under Indemnification and Insurance Matters Agreement between the parties of even date with respect to such liabilities.

         SECTION 1.2 ROXIO ASSETS.

         (a) INCLUDED ASSETS. For purposes of this Agreement, "ROXIO ASSETS" shall mean (without duplication) the following Assets, except as otherwise provided for in any Ancillary Agreement or other express agreement of the parties:

               (i) all Assets reflected in the Roxio Balance Sheet, subject to any dispositions of such Assets subsequent to the date of the Roxio Balance Sheet;

               (ii) all Assets that have been written off, expensed or fully depreciated such that, had they not been written off, expensed or fully depreciated, such Assets would have been reflected in the Roxio Balance Sheet in accordance with the principles and accounting policies under which the Roxio Balance Sheet was prepared;

               (iii) all Assets acquired by Adaptec or its Subsidiaries after the date of the Roxio Balance Sheet that would be reflected in a consolidated balance sheet of Roxio as of the Separation Date if such consolidated balance sheet was prepared using the same principles and accounting policies under which the Roxio Balance Sheet was prepared;

               (iv) all Assets that are used primarily by the Roxio Business at the Separation Date but improperly were not reflected in the Roxio Balance Sheet; PROVIDED, HOWEVER, that no such Asset shall be a Roxio Asset unless a member of the Roxio Group, on or before the first anniversary of the Distribution Date, has given a member of the Adaptec Group written notice that such Asset is a Roxio Asset;

               (v) all Roxio Contingent Gains;

               (vi) all Roxio Contracts;

               (vii) all issued and outstanding stock, investments or similar interests of Adaptec and the Subsidiaries of Adaptec listed on SCHEDULE 2.1(b) of the Separation Agreement;

               (viii) all computers, desks, equipment (including equipment used for research and development) and other Assets used or managed primarily by employees of Adaptec that will become employees of Roxio in connection with the Separation; and

               (ix) to the extent permitted by law and subject to the Indemnification and Insurance Matters Agreement, all rights of any member of the Roxio Group under any of Adaptec's Insurance Policies or other insurance policies issued by Persons unaffiliated with Adaptec; and

               (x) all Assets that are expressly contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement (or any other Schedule hereto or thereto) as Assets to be transferred to Roxio or any other member of the Roxio Group.

Notwithstanding the foregoing, any Assets held directly or indirectly by any Transferred Subsidiary shall not be assigned or transferred pursuant to SECTION 1.1(a), and the Roxio Assets shall not in any event include the Excluded Assets referred to in SECTION 1.2(b) below.

         (b) EXCLUDED ASSETS. For the purposes of this Agreement, "EXCLUDED ASSETS" shall mean:

               (i) the Assets listed or described on SCHEDULE 1.2(b); and

               (ii) any Assets that are expressly contemplated by the Separation Agreement, this Agreement or any other Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by Adaptec or any other member of the Adaptec Group.

         SECTION 1.3 ROXIO LIABILITIES.

         (a) INCLUDED LIABILITIES. For the purposes of this Agreement, "ROXIO LIABILITIES" shall mean (without duplication) the following Liabilities, except as otherwise provided for in any Ancillary Agreement or other express agreement of the parties:

               (i) all Liabilities reflected in the Roxio Balance Sheet, to the extent such Liabilities have not been satisfied or discharged subsequent to the date of the Roxio Balance Sheet;

               (ii) all Liabilities of Adaptec or its Subsidiaries that arise after the date of the Roxio Balance Sheet that would be reflected in a consolidated balance sheet of Roxio dated as of the Separation Date if such consolidated balance sheet was prepared using the same principles and accounting policies under which the Roxio Balance Sheet was prepared;

               (iii) all Liabilities that are related primarily to the Roxio Business at the Separation Date but improperly were not reflected in the Roxio Balance Sheet; PROVIDED, HOWEVER, that no Liability shall be a Roxio Liability unless a member of the Adaptec Group, on or before the first anniversary of the Distribution Date, has given a member of the Roxio Group written notice that such Liability is a Roxio Liability;

               (iv) all Roxio Contingent Liabilities;

               (v) all Liabilities (other than Liabilities for Taxes), whether arising before, on or after the Separation Date, primarily relating to, arising out of or resulting from:

                    (1) the operation of the Roxio Business, as conducted at any time prior to, on or after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                    (2) the operation of any business conducted by any member of the Roxio Group at any time after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

                    (3) any Roxio Assets;

               (vi) and

               (vii) all Liabilities that are expressly contemplated by this Agreement, , the Separation Agreement or any other Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Roxio or any other member of the Roxio Group; and

               (viii) all obligations and Liabilities of any member of the Roxio Group under the Separation Agreement, this Agreement or any of the other Ancillary Agreements.

Notwithstanding the foregoing, (i) any Liabilities of Transferred Subsidiaries shall not be assumed pursuant to SECTION 1.2(a), and (ii) the Roxio Liabilities shall not include the Excluded Liabilities referred to in SECTION 1.3(b) below.

         (b) EXCLUDED LIABILITIES. For the purposes of this Agreement, "EXCLUDED LIABILITIES" shall mean:

               (i) the Liabilities listed on Schedule 1.3(b);

               (ii) all Insured Roxio Liabilities;

               (iii) any obligations of CG1 GmbH to Adaptec Mfg. (S) Pte. Ltd. under the Loan Agreements between such parties, dated July 6, 1999 and November 3, 1999.

               (iv) all Environmental Actions set forth in SECTION 1.4(b) of the Indemnification and Insurance Matters Agreement; and

               (v) all Liabilities that are expressly contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by Adaptec or any other member of the Adaptec Group, and all agreements and obligations of any member of the Adaptec Group under the Separation Agreement, this Agreement or any other Ancillary Agreement.

         SECTION 1.4 METHODS OF TRANSFER AND ASSUMPTION.

         (a) TERMS OF OTHER ANCILLARY AGREEMENTS GOVERN. The parties shall enter into the other Ancillary Agreements, on or about the date of this Agreement. To the extent that the transfer of any Roxio Asset or the assumption of any Roxio Liability is expressly provided for by the terms of any other Ancillary Agreement, the terms of such other Ancillary Agreement shall effect, and determine the manner of, such transfer or assumption. It is the intent of the parties that pursuant to SECTION 1.1, SECTION 1.2, and SECTION 1.3, the transfer and assumption of all other Roxio Assets and Roxio Liabilities shall be made effective as of the Separation Date; PROVIDED, HOWEVER, that circumstances in various jurisdictions outside the United States may require the transfer of certain Roxio Assets and the assumption of certain Roxio Liabilities to occur in such other manner and at such other time as the parties shall agree, as provided in SECTION 1.5(b) hereof.

         (b) MISTAKEN ASSIGNMENTS AND ASSUMPTIONS. In addition to those transfers and assumptions accurately identified and designated by the parties to take place but which the parties are not able to effect prior to the Separation Date, there may exist (i) Assets that the parties discover were, contrary to the agreements between the parties, by mistake or omission, transferred to Roxio or retained by Adaptec or (ii) Liabilities that the parties discover were, contrary to the agreements between the parties, by mistake or omission, assumed by Roxio or not assumed by Roxio. The parties shall cooperate in good faith to effect the transfer or re-transfer of such Assets, and/or the assumption or re-assumption of such Liabilities, to or by the appropriate party and shall not use the determination that remedial actions need to be taken to alter the original intent of the parties hereto with respect to the Assets to be transferred to or Liabilities to be assumed by Roxio. Each party shall reimburse the other or make other financial adjustments (e.g., without limitation, cash reserves) or other adjustments to remedy any improper transfer or failure to transfer any Asset or any improper assumption or failure to assume any Liability.

         (c) TRANSFER OF ASSETS AND LIABILITIES NOT INCLUDED IN ROXIO ASSETS AND ROXIO LIABILITIES. In the event the parties discover Assets and Liabilities that relate primarily to the Roxio Business but do not constitute Roxio Assets under
SECTION 1.2 or Roxio Liabilities under SECTION 1.3, the parties shall cooperate in good faith to effect the transfer of such Assets at book value, or the assumption of such Liabilities, to Roxio or its Subsidiaries and shall not use the determination of remedial actions contemplated in the Separation Agreement to alter the original intent of the parties hereto with respect to the Assets to be transferred to or Liabilities to be assumed by Roxio. Each party shall reimburse the other or make other financial adjustments (e.g., without limitation, cash reserves) or other adjustments to remedy any improper transfer or failure to transfer any Asset or any improper assumption or failure to assume any Liability.

         (d) DOCUMENTS RELATING TO OTHER TRANSFERS OF ASSETS AND ASSUMPTION OF LIABILITIES. In furtherance of the assignment, transfer, conveyance and delivery of Roxio Assets and the assumption of Roxio Liabilities set forth in SECTION 1.4
(a), (b) and (c) and certain other Ancillary Agreements, simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (i) the members of the Adaptec Group shall execute and deliver such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Adaptec's and its Subsidiaries' right, title and interest in and to the Roxio Assets to Roxio and
(ii) Roxio shall execute and deliver, to Adaptec and its Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Roxio Liabilities by Roxio.

         SECTION 1.5 GOVERNMENTAL APPROVALS AND CONSENTS FOR TRANSFER OF ROXIO ASSETS.

         (a) TRANSFER IN VIOLATION OF LAWS. If and to the extent that the valid, complete and perfected transfer assignment or novation to the Roxio Group of any Roxio Assets would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation, the IPO or the Distribution, then, unless Adaptec shall otherwise determine, the transfer, assignment or novation to the Roxio Group, as the case may be, any of such Roxio Asset automatically shall be deemed deferred and any such purported transfer, assignment or novation shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, any such Asset shall still be deemed a Roxio Asset for purposes of determining whether any Liability is a Roxio Liability; PROVIDED, HOWEVER, that if any such Consent or Governmental Approval has not been obtained within six months of the Distribution Date, the parties will use their reasonable commercial efforts to achieve an alternative solution in accordance with the parties' intentions. If any such Consent shall not be obtained, Adaptec shall cooperate with Roxio in any reasonable arrangement designed to provide for Roxio the benefits intended to be assigned to Roxio under the relevant contract, license or other instrument, including enforcement at the cost and for the account of Roxio of any and all rights of Adaptec against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

         (b) TRANSFERS NOT CONSUMMATED PRIOR TO SEPARATION DATE. If the transfer, assignment or novation of any Assets intended to be transferred or assigned hereunder is not consummated prior to or on the Separation Date, whether as a result of the provisions of SECTION 1.5(a) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Roxio Assets, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assets, are to inure from and after the Separation Date to the Roxio Group. If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to SECTION 1.5(a), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

         (c) EXPENSES. The Person retaining an Asset due to the deferral of the transfer of such Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset.

         SECTION 1.6 NONRECURRING COSTS AND EXPENSES. Notwithstanding anything herein to the contrary, any nonrecurring costs and expenses incurred by the parties hereto to effect the transactions contemplated hereby which are not allocated pursuant to the terms of the Separation Agreement, this Agreement or any other Ancillary Agreement shall be the responsibility of the party which incurs such costs and expenses.

         SECTION 1.7 NOVATION OF ASSUMED ROXIO LIABILITIES.

         (a) REASONABLE COMMERCIAL EFFORTS. Each of Adaptec and Roxio, at the request of the other, shall use their reasonable commercial efforts to obtain, or to cause to be obtained, any Consent, Government Approval, substitution or amendment required to effect a novation of (including with respect to any federal government contract) or assign all rights and obligations under agreements, leases, licenses and other obligations or Liabilities (including Roxio OFLs) of any nature whatsoever that constitute Roxio Liabilities or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the Roxio Group, so that, in any such case, Roxio and its Subsidiaries will be solely responsible for such Liabilities; PROVIDED, HOWEVER, that neither Adaptec, Roxio nor their Subsidiaries shall be obligated to pay any consideration therefor to any third party from whom such Consents, Government Approvals, substitutions and amendments are requested. Notwithstanding anything to the contrary in the Separation Agreement or any of the Ancillary Agreements, the former officers and employees of Adaptec and the present officers, directors and employees of Roxio do not release Adaptec from any indemnification obligations it may have to them arising from Delaware or California law, Adaptec's Bylaws or Certificate of Incorporation or which arise by contract by operation of law or otherwise and Roxio shall have no obligation to use any effort to obtain or cause to be obtained any novation or assignment of such agreements, obligations or liabilities of Adaptec.

         (b) INABILITY TO OBTAIN NOVATION. If Adaptec or Roxio is unable to obtain, or to cause to be obtained, any such required Consent, Government Approval, release, substitution or amendment, the applicable member of the Adaptec Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof (except to the extent expressly set forth in this Agreement, the Separation Agreement or any other Ancillary Agreement), Roxio shall, as agent or subcontractor for Adaptec or such other Person, as the case may be, pay, perform and discharge fully, or cause to be paid, transferred or discharged all the obligations or other Liabilities of Adaptec or such other Person, as the case may be, thereunder from and after the date hereof. Adaptec shall, without further consideration, pay and remit, or cause to be paid or remitted, to Roxio or its appropriate Subsidiary promptly all money, rights and other consideration received by it or any member of its respective Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such Consent, Government Approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Adaptec shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its respective Group to Roxio without payment of further consideration and Roxio shall, without the payment of any further consideration, assume such rights and obligations.

                                   ARTICLE II

                                   LITIGATION

         SECTION 2.1 ALLOCATION.

         (a) LITIGATION TO BE TRANSFERRED TO ROXIO. Notwithstanding any contrary provisions in the provisions of the Indemnification and Insurance Matters Agreement, on the Separation Date, the responsibilities for management of the litigation identified in SECTION 2.1(a) of a litigation disclosure letter (the "LITIGATION DISCLOSURE LETTER"), which will be delivered by Adaptec to Roxio on the Separation Date, shall be transferred in their entirety from Adaptec and its Subsidiaries to Roxio and its Subsidiaries. As of the Separation Date and thereafter, Roxio shall manage the defense of this litigation and shall cause its applicable Subsidiaries to do the same. Adaptec and its Subsidiaries must first obtain the prior consent of Roxio or its applicable Subsidiary for any action taken subsequent to the Separation Date in connection with the litigation identified in the Litigation Disclosure Letter, which consent cannot be unreasonably withheld or delayed. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of the Indemnification and Insurance Matters Agreement.

         (b) LITIGATION TO BE DEFENDED BY ADAPTEC AT ROXIO'S EXPENSE. Notwithstanding any contrary provisions in the Indemnification and Insurance Matters Agreement, Adaptec shall defend, and shall cause its applicable Subsidiaries to defend, the litigation identified in SECTION 2.1(B) of the Litigation Disclosure Letter. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of the Indemnification and Insurance Matters Agreement.

         (c) ALL OTHER LITIGATION. All other litigation outstanding at the Separation Date not included in the Litigation Disclosure Letter shall remain with Adaptec, and Roxio shall have no liability in connection with, or responsibility for defending, such litigation.

         SECTION 2.1 COOPERATION. Adaptec and Roxio and their respective Subsidiaries shall cooperate with each other in the defense of any litigation covered under this ARTICLE II and afford to each other reasonable access upon reasonable advance notice to witnesses and information (other than information protected from disclosure by applicable privileges) that is reasonably required to defend this litigation as set forth in SECTION 5.3 of the Separation Agreement. The foregoing agreement to cooperate includes, but is not limited to, an obligation to provide access to qualified assistance to provide information, witnesses and documents to respond to discovery requests in specific lawsuits. In such cases, cooperation shall be timely so that the party responding to discovery may meet all court-imposed deadlines. The party requesting information shall reimburse the party providing information consistent with the terms of SECTION 5.3 of the Separation Agreement. The obligations set forth in this paragraph are more clearly defined in SECTION 5.3 of the Separation Agreement, to which reference is hereby made.

                                   ARTICLE III

                               DISPUTE RESOLUTION

         Resolution of any and all Disputes arising from or in connection with this Agreement, shall be exclusively governed by and settled in accordance with the provisions of this ARTICLE III.

         SECTION 3.1 NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through informal negotiation between appropriate representatives from each of Adaptec and Roxio. If at any time either party feels that such negotiations are not leading to a resolution of the Dispute, such party may send a notice to the other party describing the Dispute and requesting a meeting of the senior executives from each party. Within ten (10) business days after such notice is given, each party shall select appropriate senior executives (e.g., director or V.P. level) of each party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. During the course of negotiations under this SECTION 3.1, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating senior executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within thirty (30) days after the first meeting of the negotiating senior executives, either party may commence litigation with respect to the Dispute. However, except as provided below in SECTION 3.2, neither party shall commence litigation against the other party to resolve the Dispute (i) until the parties try in good faith to settle the Dispute by negotiation for at least thirty (30) days after the first meeting of the negotiating senior executives or (ii) until forty (40) days after notice of a Dispute is given by either party to the other party, whichever occurs first.

         SECTION 3.2 PROCEEDINGS. Any Dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to a party. However, the parties shall make a good faith effort to negotiate such Dispute, according to SECTION 3.1, while such court action is pending.

         SECTION 3.3 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this ARTICLE III with respect to all matters not subject to such dispute, controversy or claim.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         SECTION 4.2 ENTIRE AGREEMENT. This Agreement, the Master Separation and Distribution Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         SECTION 4.3 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California, San Jose Division, shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to SECTION 3.2 above.

         SECTION 4.4 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with a nationally recognized overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of:

         IF TO ADAPTEC, INC.:

                  Adaptec, Inc.
                  691 S. Milpitas Blvd.
                  Milpitas, CA 95035
                  Attention:  Vice President and General Counsel
                  Facsimile No.:  (408) 957-7137

         with a copy to:

                  Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention:  Henry P. Massey, Jr.
                  Facsimile No.:  650-493-6811

         IF TO ROXIO, INC.:

                  Roxio, Inc.
                  461 South Milpitas Blvd.
                  Milpitas, CA 95035
                  Attention:  William Christopher Gorog
                  Facsimile No.:  408-957-7963

         with a copy to:

                  Gray Cary Ware & Freidenrich LLP
                  400 Capitol Mall, Suite 2400
                  Sacramento, CA 95814
                  Attention:  Kevin A. Coyle
                  Facsimile No.:  916-930-3201

         Adaptec and Roxio may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this SECTION 4.4.

         SECTION 4.5 COUNTERPARTS. This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in counterparts via facsimile or otherwise, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 4.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Adaptec Group and each member of the Roxio Group. Except as herein specifically provided to the contrary, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party to which this Agreement relates.

         SECTION 4.7 SEVERABILITY. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

         SECTION 4.8 WAIVER OF BREACH. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         SECTION 4.9 AMENDMENT AND EXECUTION. This Agreement and amendments hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of Adaptec and Roxio by their respective duly authorized officers and representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

         SECTION 4.10 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         SECTION 4.11 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         SECTION 4.12 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

         SECTION 4.13 ADDITIONAL ASSURANCES. Except as may be specifically provided herein to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Agreement.

         SECTION 4.14 FORCE MAJEURE. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement.

         SECTION 4.15 CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any other Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail (other than (i) as otherwise provided herein and (ii) the Separation and Distribution Agreement).

                                    ARTICLE V

                                   DEFINITIONS

         SECTION 5.1 ACTION. "ACTION" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

         SECTION 5.2 ADAPTEC GROUP. "ADAPTEC GROUP" has the meaning set forth in
Section 6.2 of the Separation Agreement.

         SECTION 5.3 ANCILLARY AGREEMENT. "ANCILLARY AGREEMENT" has the meaning set forth in SECTION 2.1 of the Separation Agreement.

         SECTION 5.4 ASSETS. "ASSETS" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

               (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

               (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

               (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

               (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest, lessor, sublessor, lessee, sublessee or otherwise;

               (v) all interests in any capital stock or other equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; and all other investments in securities of any Person;

               (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

               (vii) all deposits, letters of credit and performance and surety bonds;

               (viii) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

               (ix) all Intellectual Property and licenses from third Persons granting the right to use any Intellectual Property;

               (x) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

               (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

               (xii) all prepaid expenses, trade accounts and other accounts and notes receivables;

               (xiii) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

               (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

               (xv) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any Governmental Authority;

               (xvi) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

               (xvii) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

         SECTION 5.5 CONSENTS. "CONSENTS" means any consents, waivers or approvals from, or notification requirements to, any third parties.

         SECTION 5.6 CONTRACTS. "CONTRACTS" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

         SECTION 5.7 DISPUTES. "DISPUTES" shall have the meaning set forth in
Section 4.7 of the Separation Agreement.

         SECTION 5.8 DISTRIBUTION. "DISTRIBUTION" shall have the meaning set forth in the Recitals of the Separation Agreement.

         SECTION 5.9 DISTRIBUTION DATE. "DISTRIBUTION DATE" has the meaning set forth in SECTION 3.2 of the Separation Agreement.

         SECTION 5.10 ENVIRONMENTAL ACTIONS. "ENVIRONMENTAL ACTIONS" has the meaning set forth in SECTION 5.9 of the Indemnification and Insurance Matters Agreement.

         SECTION 5.11 EXCLUDED ASSETS. "EXCLUDED ASSETS" has the meaning set forth in SECTION 1.2(B) of this Agreement.

         SECTION 5.12 EXCLUDED LIABILITIES. "EXCLUDED LIABILITIES" has the meaning set forth in SECTION 1.3(B) of this Agreement.

         SECTION 5.13 GAAP. "GAAP" has the meaning set forth in Section 6.16 of the Separation Agreement.

         SECTION 5.14 GOVERNMENTAL APPROVALS. "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

         SECTION 5.15 GOVERNMENTAL AUTHORITY. "GOVERNMENTAL AUTHORITY" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         SECTION 5.16 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT. "Indemnification and Insurance Matters Agreement" means the Indemnification and Insurance Matters Agreement attached as Exhibit I to the Separation Agreement.

         SECTION 5.17 INSURANCE POLICIES. "INSURANCE POLICIES" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

         SECTION 5.18 INSURED ROXIO LIABILITY. "INSURED ROXIO LIABILITY" means any Roxio Liability to the extent that it is covered under the terms of Adaptec's Insurance Policies.

         SECTION 5.19 INTELLECTUAL PROPERTY. "INTELLECTUAL PROPERTY" means all domestic and foreign patents and patent applications, together with any continuations, continuations-in-part or divisional applications thereof, and all patents issuing thereon (including reissues, renewals and re-examinations of the foregoing); design patents, invention disclosures; mask works; copyrights, and copyright applications and registrations; Web addresses, trademarks, service marks, trade names, and trade dress, in each case together with any applications and registrations therefor and all appurtenant goodwill relating thereto; trade secrets, commercial and technical information, know-how, proprietary or confidential information, including engineering, production and other designs, notebooks, processes, drawings, specifications, formulae, and technology; computer and electronic data processing programs and software (object and source code), data bases and documentation thereof; inventions (whether patented or not); utility models; registered designs, certificates of invention and all other intellectual property under the laws of any country throughout the world.

         SECTION 5.20 IPO. "IPO" has the meaning set forth in the Recitals of the Separation Agreement.

         SECTION 5.21 LIABILITIES. "LIABILITIES" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

         SECTION 5.22 LITIGATION DISCLOSURE LETTER. "LITIGATION DISCLOSURE LETTER" has the meaning set forth in SECTION 2.1(A) of this Agreement.

         SECTION 5.23 OFLS. "OFLS" mean all liabilities, obligations, contingencies, instruments and other Liabilities of any member of the Adaptec Group of a financial nature with third parties existing on the date hereof or entered into or established between the date hereof and the Separation Date, including any of the following:

               (i)    foreign exchange contracts;

               (ii)   letters of credit;

               (iii)  guarantees of third party loans to customers;

               (iv) surety bonds (excluding surety for workers' compensation self-insurance);

               (v) interest support agreements on third party loans to customers;

               (vi)   performance bonds or guarantees issued by third parties;

               (vii)  swaps or other derivatives contracts; and

               (viii) recourse arrangements on the sale of receivables or notes.

         SECTION 5.24 PERSON. "PERSON" has the meaning set forth in Section 6.22 of the Separation Agreement.

         SECTION 5.25 ROXIO ASSETS. "ROXIO ASSETS" has the meaning set forth in
Section 1.2 of this Agreement.

         SECTION 5.26 ROXIO BALANCE SHEET. "ROXIO BALANCE SHEET" means the audited consolidated balance sheet (including the notes thereto) of the Roxio Business as of March 31, 2001.

         SECTION 5.27 ROXIO BUSINESS. "ROXIO BUSINESS" has the meaning set forth in Section 6.28 of the Separation Agreement.

         SECTION 5.28 ROXIO CONTINGENT GAIN. "ROXIO CONTINGENT GAIN" means any claim or other right of a member of the Adaptec Group or the Roxio Group that primarily relates to the Roxio Business, whenever arising, against any Person other than a member of the Adaptec Group or the Roxio Group, if and to the extent that (i) such claim or right arises out of events, acts or omissions occurring prior to the Separation Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person as of the Separation Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Separation Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Separation Date. A claim or right meeting the foregoing definition shall be considered a Roxio Contingent Gain regardless of whether there was any Action pending, threatened or contemplated as of the Separation Date with respect thereto. In the case of any claim or right a portion of which arises out of events, acts or omissions occurring prior to the Separation Date and a portion of which arises out of events, acts or omissions occurring on or after the Separation Date, only that portion that arises out of events, acts or omissions occurring prior to the Separation Date shall be considered a Roxio Contingent Gain. For purposes of the foregoing, a claim or right shall be deemed to have accrued as of the Separation Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Separation Date, such that the claim or right, were it asserted in an Action on or prior to the Separation Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of (i) any Insurance Proceeds, (ii) any Excluded Assets, (iii) any reversal of any litigation or other reserve, or (iv) any matters relating to Taxes (which are governed by the Tax Sharing Agreement) shall be deemed to be a Roxio Contingent Gain.

         SECTION 5.29 ROXIO CONTINGENT LIABILITY. "ROXIO CONTINGENT LIABILITY" means any Liability, other than Liabilities for Taxes (which are governed by the Tax Sharing Agreement), of a member of the Adaptec Group or the Roxio Group that primarily relates to the Roxio Business, whenever arising, to any Person other than a member of the Adaptec Group or the Roxio Group, if and to the extent that (i) such Liability arises out of the events, acts or omissions occurring as of the Separation Date and (ii) the existence or scope of the obligation of a member of the Adaptec Group or the Roxio Group as of the Separation Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Separation Date or as a result of the failure of such Liability to have been discovered or asserted as of the Separation Date. The parties agree that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined. In the case of any Liability a portion of which arises out of events, acts or omissions occurring prior to the Separation Date and a portion of which arises out of events, acts or omissions occurring on or after the Separation Date, only that portion that arises out of events, acts or omissions occurring prior to the Separation Date shall be considered a Roxio Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have arisen out of events, acts or omissions occurring prior to the Separation Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Separation Date, such that the claim, were it asserted in an Action on or prior to the Separation Date, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the parties agree that no Liability relating to, arising out of or resulting from any obligation of any Person to perform the executory portion of any contract or agreement existing as of the Separation Date, or to satisfy any obligation accrued under any Plan (as defined in the Employee Matters Agreement) as of the Separation Date, shall deemed to be a Roxio Contingent Liability.

         SECTION 5.30 ROXIO CONTRACTS. "ROXIO CONTRACTS" means the following contracts and agreements to which Adaptec is a party or by which it or any of its Assets is bound, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by Adaptec or any member of the Adaptec Group pursuant to any provision of this Agreement or any other Ancillary
Agreement:

               (i) any contract or agreement entered into in the name of, or expressly on behalf of, any division or business unit of Roxio;

               (ii) any contract or agreement that relates primarily to the Roxio Business;

               (iii) any contracts or agreements related to the computers, desks, equipment (including equipment used for research and development) and other Assets used or managed primarily by employees of Adaptec that will become employees of Roxio in connection with the Separation;

               (iv) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement, the Separation Agreement or any of the other Ancillary Agreements to be assigned to Roxio;

               (v) any guarantee, indemnity, representation, warranty or other Liability of any member of the Roxio Group or the Adaptec Group in respect of any other Roxio Contract, any Roxio

Liability or the Roxio Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the Roxio Business); and

               (vi) any Roxio OFL.

         SECTION 5.31 ROXIO GROUP. "ROXIO GROUP" has the meaning set forth in
Section 6.29 of the Separation Agreement.

         SECTION 5.32 ROXIO LIABILITIES. "ROXIO LIABILITIES" has the meaning set forth in SECTION 1.3 of this Agreement.

         SECTION 5.33 SECURITY INTEREST. "SECURITY INTEREST" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

         SECTION 5.34 SEPARATION. "SEPARATION" has the meaning set forth in the Recitals of the Separation Agreement.

         SECTION 5.35 SEPARATION AGREEMENT. "SEPARATION AGREEMENT" means the First Amended and Restated Master Separation and Distribution Agreement dated as of February 28, 2001, of which this is an Exhibit.

         SECTION 5.36 SEPARATION DATE. "SEPARATION DATE" has the meaning set forth in Section 1.1 of the Separation Agreement.

         SECTION 5.37 SUBSIDIARY. "SUBSIDIARY" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless context otherwise requires, reference to Adaptec and its Subsidiaries shall not include the subsidiaries of Adaptec that will be transferred to Roxio after giving effect to the Separation.

         SECTION 5.38 TAXES. "TAXES" has the meaning set forth in the Tax Sharing Agreement.

         SECTION 5.39 TAX SHARING AGREEMENT. "Tax Sharing Agreement" means the Tax Sharing Agreement attached as Exhibit F to the Separation Agreement.

         SECTION 5.40 TRANSFERRED SUBSIDIARY. "TRANSFERRED SUBSIDIARY" has the meaning set forth in Section 2.1(b) of the Separation Agreement.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties has caused the General Assignment and Assumption Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

ADAPTEC, INC.                              ROXIO, INC.


By: /s/ Robert N. Stephens                 By: /s/ Wm. Christopher Gorog
   ------------------------------              ---------------------------------

Name: Robert N. Stephens                   Name: Wm. Christopher Gorog
      ---------------------------                 ------------------------------

Title: President,                          Title: President and
       Chief Executive Officer                    Chief Executive Officer
      ---------------------------                 ------------------------------
















         [SIGNATURE PAGE TO GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT]